--------------------------------------------------------------------------------


                             REVOLVING CREDIT AGREEMENT



                                       among



                              LIBERTY FUNDS GROUP LLC,
                                    as Borrower


                         CORPORATE RECEIVABLES CORPORATION,
                                     as Lender


                                  CITIBANK, N.A.,
                                as Secondary Lender


                                        and



                           CITICORP NORTH AMERICA, INC.,
                                      as Agent



                             Dated as of April 12, 1999


--------------------------------------------------------------------------------

13620.110 #69659                                                    [Type VII-C]

                                 TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----

                                     ARTICLE I

                       DEFINITIONS AND RULES OF CONSTRUCTION



SECTION 1.01.        Definitions; Terminology; Rules of Construction.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.02.        Computation of Time Periods.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                         ARTICLE II

                                                  ADVANCES TO THE BORROWER

SECTION 2.01.        Advance Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.02.        Making of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.03.        Advance Notes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2.04.        Maturity of the Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2.05.        Prepayment of the Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 2.06.        Yield.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 2.07.        Increased Costs.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 2.08.        Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 2.09.        Additional Yield on Eurodollar Rate Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 2.10.        Termination or Reduction of the Total Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.11.        Rescission or Return of Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                   i

SECTION 2.12.        Fees Payable by Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.13.        Post Default Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.14.        Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.15.        Borrower's Obligations Absolute.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


                                   ii


                                                         ARTICLE III

                                                    CONDITIONS PRECEDENT

SECTION 3.01.        Conditions Precedent to the Effectiveness of this Agreement.. . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 3.02.        Conditions Precedent to All Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                         ARTICLE IV

                                               REPRESENTATIONS AND WARRANTIES

SECTION 4.01.        Representations and Warranties of the Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                          ARTICLE V

                                                          COVENANTS

SECTION 5.01.        Affirmative Covenants of the Borrower.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 5.02.        Negative Covenants of the Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

                                                         ARTICLE VI

                                                      EVENTS OF DEFAULT

SECTION 6.01.        Events of Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

                                                         ARTICLE VII

                                                          THE AGENT

SECTION 7.01.        Authorization and Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

SECTION 7.02.        Agent's Reliance, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

                                                        ARTICLE VIII

                                                        MISCELLANEOUS

SECTION 8.01.        No Waiver; Modifications in Writing.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 8.02.        Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20


                                   iii

SECTION 8.03.        Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

SECTION 8.04.        Costs and Expenses; Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

SECTION 8.05.        Execution in Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

SECTION 8.06.        Assignability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

SECTION 8.07.        Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 8.08.        Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 8.09.        Confidentiality.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 8.10.        Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

SECTION 8.11.        No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

SECTION 8.12.        Survival of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

SECTION 8.13.        Submission to Jurisdiction; Waivers.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

SECTION 8.14.        Waiver Of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26



APPENDIX A           DEFINITIONS LIST


                                                          EXHIBITS

EXHIBIT A            Form of Advance Note
EXHIBIT B            Form of Notice of Borrowing
EXHIBIT C            Form of Assignment and Acceptance


13620.110 #69659

                             REVOLVING CREDIT AGREEMENT

          REVOLVING CREDIT AGREEMENT, dated as of April 12, 1999 (this Agreement") among CORPORATE RECEIVABLES CORPORATION, CITIBANK, N.A. and the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Lender (as hereinafter defined) and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and LIBERTY FUNDS GROUP LLC (together with its permitted successors and assigns, the "Borrower").

                                W I T N E S S E T H:

          WHEREAS, the Borrower desires that the Lender and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                     ARTICLE I

                       DEFINITIONS AND RULES OF CONSTRUCTION

          SECTION 1.01. DEFINITIONS; TERMINOLOGY; RULES OF CONSTRUCTION.

          Unless otherwise defined herein capitalized terms shall have the meanings assigned to such terms in Appendix A hereto. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) each use in this Agreement of a singular version of a pronoun shall be deemed to include references to the plural, and vice versa, as appropriate, (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement, and (c) references to "this section" or words of similar import shall be deemed to refer to the entire section and not to a particular subsection, and references to "hereunder," "herein" or words of similar import shall be deemed to refer to this entire Agreement and not to the particular section or subsection. References in this Agreement to "including" means including without limiting the generality of any description preceding such term. Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

          SECTION 1.02. COMPUTATION OF TIME PERIODS.

          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

                                      ARTICLE II

                              ADVANCES TO THE BORROWER

          SECTION 2.01. ADVANCE FACILITY.


          On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, CRC may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Secondary Lender Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent CRC has determined not to make such Advance or if the Lender Termination Date has occurred. Under no circumstances shall CRC or any Secondary Lender make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

          SECTION 2.02.  MAKING OF ADVANCES.

          (a) The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a "Notice of Borrowing") not later than 12:00 noon (New York City time) on the day which is three (3) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a "Borrowing Date"), and
(ii) the principal amount of the proposed Advance. Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, and otherwise appropriately completed. Each Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. During the period prior to the Lender Termination Date, the Agent shall promptly notify the Borrower whether CRC has determined to make such Advance. If CRC has determined not to make a proposed Advance or if the Lender Termination Date has occurred prior to the Secondary Lender Termination Date, the Agent shall promptly send notice of the proposed Advance to all of the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such Advance, each Secondary Lender's Percentage multiplied by the principal amount of such Advance and whether the Yield for such Advance during the initial Settlement Period for such Advance is to be calculated based on the Eurodollar Rate or the Alternate Base Rate. On any Borrowing Date the Lender or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower's Account the principal amount of the requested Advance in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify CRC, each Secondary Lender and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

          (b) The parties hereto agree that on the Maturity Date of the Advances made by CRC (the "CRC Maturity Date") so long as no Default or Event of Default shall have occurred and be continuing on such date, and subject to the other terms and conditions of this Agreement (other than the obligation to deliver a Notice of Borrowing), the Secondary Lenders shall make an Advance (the "Committed Advance") on such date in a principal amount equal to the outstanding principal amount of the Advances funded by CRC, unless on or prior to the second Business Day preceding the CRC Maturity Date the Borrower has delivered a written notice to the Agent stating that it has elected not to receive such Committed Advance. Notwithstanding anything in this Agreement to the contrary, the principal amount of such Committed Advance shall be made ratably by the Secondary Lenders to the Agent's Account and shall constitute a payment in full by the Borrower in respect of the outstanding principal amount of the Advances maturing on the CRC Maturity Date and shall be applied by the Agent on the CRC Maturity Date to the outstanding principal amount of the Advances made by CRC.

          SECTION 2.03.  ADVANCE NOTES.

          (a) All Advances by CRC and each Secondary Lender to the Borrower shall be evidenced by separate Advance Notes, with appropriate insertions, which shall (i) be payable to the order of CRC or each Secondary Lender, as the case may be, and provide for the payment of the unpaid principal amount of the Advances evidenced thereby on the Maturity Date for such Advances, (ii) require that the Borrower pay Yield on the outstanding principal amount as provided in
Section 2.06 hereof, and (iii) be entitled to the benefits of this Agreement and the other Facility Documents. The date and principal amount of each Advance and of each repayment of principal thereon shall be recorded by CRC or the Secondary Lenders, as the case may be, or their designee on Schedule I attached to CRC's or such Secondary Lender's Advance Note and the aggregate unpaid principal amount shown on such schedules shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Advance Note to repay the principal amount of the Advances together with all Yield thereon.

          (b) The Borrower agrees that upon any Eligible Assignee becoming a Secondary Lender hereunder in accordance with Section 8.06, it shall promptly upon the request of the Agent execute and deliver an Advance Note payable to the order of such Secondary Lender and otherwise appropriately completed.

          SECTION 2.04.  MATURITY OF THE ADVANCES.

          It is understood and agreed that the principal amount of and the unpaid Yield on each outstanding Advance shall be due and payable on the Maturity Date for such Advance.

          SECTION 2.05.  PREPAYMENT OF THE ADVANCES.

          (a) It is understood and agreed that the Borrower shall have the right at any time and from time to time, upon not less than three (3) Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be an integral multiple of $1,000,000 with a minimum amount of $1,000,000.

          (b) If at any time the Borrower is not in full compliance with the Borrowing Base Test then the Borrower shall (A) promptly notify the Agent of such failure to comply (which notice shall specify the amount by which Credits Outstanding will have to be reduced to be in compliance with the Borrowing Base Test (the "Excess Amount")), and (B) promptly (and no later than the next Business Day) prepay the outstanding principal amount of the Advances (together with Yield) in an amount necessary to remove such Excess Amount.

          (c) The amount of each prepayment under this Section 2.05 shall be applied to the Advances in the order in which such Advances were made.

          SECTION 2.06.  YIELD.

          The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lender or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts owing by the Borrower to the Lender, the Secondary Lenders and the Agent under the Facility Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

          SECTION 2.07.  INCREASED COSTS.

          If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or request from any central bank or other Authority (whether or not having the force of law, but, if not having the force of law, generally applicable to and complied with by banks or financial institutions of the same general type as the Lender or the Secondary Lender, as the case may be), there shall be any increase in the cost to the Lender or any Secondary Lender, any entity which enters into a commitment to make or purchase Advances of any interest therein under any Program Documents, or any of their respective Affiliates or any corporation controlling the Lender or any Secondary Lender (each an "Affected Person") of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by such Affected Person pay to the Agent for the account of such Affected Person additional amounts sufficient to compensate such Affected Person for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by an Affected Person, shall be conclusive and binding for all purposes, absent manifest error.

          If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law, but, if not having the force of law, generally applicable to and complied with by banks or financial institutions of the same general type as such Affected Person) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Facility Documents or upon such Affected Person's making, funding or maintaining Advances, then, upon demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.08.  COMPENSATION.

          The Borrower shall compensate the Lender and each Secondary Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Lender and each Secondary Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by the Lender or any such Secondary Lender in connection with the re-employment of such funds), which the Lender or any such Secondary Lender may sustain (other than losses and expenses for which the Borrower has compensated the Lender or the Secondary Lenders through the payment of a Liquidation Fee): (i) if for any reason (other than a default by the Lender or such Secondary Lender) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower's Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower's Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

          SECTION 2.09.  ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES.

          So long as the Lender or any Secondary Lender shall be required under the regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to the Lender or such Secondary Lender, the Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined by the Lender or such Secondary Lender and notified to the Borrower through the Agent within thirty
(30) days after any Interest payment is made with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10.  TERMINATION OR REDUCTION OF THE TOTAL COMMITMENT.

          The Borrower may at any time, upon thirty (30) days' prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; provided, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

          SECTION 2.11.  RESCISSION OR RETURN OF PAYMENT.

          The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

          SECTION 2.12.  FEES PAYABLE BY BORROWER.

          The Borrower agrees to pay the Agent such fees as are set forth in the Fee Letter.

          SECTION 2.13.  POST DEFAULT INTEREST.

          The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent's demand.

          SECTION 2.14.  PAYMENTS.

          (a) All amounts owing and payable by the Borrower to the Agent, the Lender or any Secondary Lender, in respect of the Advances, including, without limitation, the principal thereof, Yield, fees, expenses or other amounts payable under the Facility Documents, shall be paid in Dollars, in immediately available funds on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent's Account. Any payment paid after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

          (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          (c) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds, first to the Lender and the Secondary Lenders in payment in full of all accrued and unpaid Yield owing to the Lender and Secondary Lenders, second to the Lenders, the Secondary Lenders or the Agent in payment of any other fees or other amounts owed by the Borrower to the Lender, the Secondary Lender and the Agent under this Agreement and the other Facility Documents (other than in respect of the principal amount of the Advances), and third to the payment of the principal amount of the Advances.

          SECTION 2.15.  BORROWER'S OBLIGATIONS ABSOLUTE.

          The Borrower's obligations under this Agreement and under the other Facility Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, any Advisor, the Distributor or any other Person may have or have had against the Agent, the Lender, any Secondary Lender or any other Person.

                                     ARTICLE III

                                CONDITIONS PRECEDENT

          SECTION 3.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT.

          The effectiveness of this Agreement and the Lender's and the Secondary Lender's obligations hereunder shall be subject to the conditions precedent that the Agent shall have received on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent in sufficient copies for the Lender and the Secondary
Lenders:

          (a) each of the Facility Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

          (b) the signed opinions of counsel to the Borrower, the Distributor, the Parent and each Advisor addressed to the Agent, the Lender and each Secondary Lender as to such matters as the Agent, the Lender and each Secondary Lender shall have reasonably requested;

          (c) all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Facility Documents;

          (d) a certificate of the Secretary or Assistant Secretary or the Clerk or Assistant Clerk, as the case may be, of each of the Distributor, the Advisors, the Parent and, the Borrower certifying (i) as to its organizational documents (ii) as to the resolutions of its Board of Directors, as applicable, approving the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents are true and correct, and (iv) the incumbency and specimen signature of each of its officers who have executed the Facility Documents;

          (e) acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial borrowing under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Secured

Parties' first priority security interests in the Assigned Collateral;

          (f) acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Assigned Collateral previously granted by the Distributor;

          (g) a pro forma Investor Report, which shall evidence compliance with the terms of the Facility Documents after giving effect to the initial borrowing of Advances under this Agreement;

          (h) the fees to be received by it on or prior to the Closing Date under the Fee Letter;

          (i) the results of a recent search by a Person satisfactory to the Agent of all UCC lien filings with respect to the Distributor, and such results shall be satisfactory to the Agent;

          (j) true, correct and complete copies of the Distribution Agreement, Distribution Plans, Prospectuses and Advisory Agreements in respect of each Fund, which shall each be in full force and effect; and

          (k) such other instruments, certificates and documents as the Agent shall have reasonably requested, all in form and substance satisfactory to the Agent.

          SECTION 3.02.  CONDITIONS PRECEDENT TO ALL ADVANCES.

          The obligation of the Lender and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

          (a) each of the representations and warranties of the Borrower, the Distributor, the Parent and each Advisor contained in this Agreement, the Security Agreement, the Undertaking and the other Facility Documents shall be true and correct as of such date;

          (b) no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result from the making of such Advance;

          (c) the conditions precedent set forth in Section 3.01 shall have been fully satisfied;

          (d) the Agent shall have received true, correct and complete copies of each Distribution Plan, Prospectus and Advisory Agreement for each Fund in respect of which after the Closing Date the Distributor acts as distributor;

          (e) immediately after giving effect to such Advance the Borrowing Base Test shall be fully complied with;

          (f) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;

          (g) the Agent shall have received such other instruments, certificates and documents as the Agent shall reasonably request; and

          (h)  the Undertaking shall be in full force and effect.

                                    ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date and the last day of each Settlement Period, as follows:

          (a) the Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party;

          (b) the Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Facility Documents to which it is a party, requires such qualification, except where the failure to be so qualified could not give rise to the reasonable possibility of a Material Adverse Effect;

          (c) the execution, delivery and performance by the Borrower of the Facility Documents to which it is a party and the other instruments and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms;

          (d) neither the execution and delivery by the Borrower of this Agreement, the other Facility Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its, LFSI's, the Parent's, any Advisor's, any of their respective Subsidiaries' or LMIC's organizational documents, (ii) conflict with or contravene any (A) Applicable Law, (B) any contractual restriction binding on or affecting the Borrower, LFSI, the Parent, any Advisor, any of their respective Subsidiaries, LMIC or any of their respective assets or properties, (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower, LFSI, the Parent, any Advisor, any of their respective Subsidiaries, LMIC or any of their respective assets or properties,
(iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it, LFSI, the Parent, any Advisor, any of their respective Subsidiaries or LMIC is a party or by which the Borrower, LFSI, the Parent, any Advisor, any of their respective Subsidiaries, LMIC or any of their respective properties are bound (or to which any such obligation, agreement or document relates), (iv) result in any Adverse Claim upon any of the Assigned Collateral, or (v) result in the termination of any Distribution Agreement or Distribution Plan;

          (e) the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution, delivery and performance by the Borrower of this Agreement, the other Facility Documents to which it is a party and the agreements and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which have not been obtained or made, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement and the other Facility Documents, including without limitation the pledge of the Assigned Collateral contemplated by this Agreement;

          (f) the representations and warranties of the Distributor and each Advisor set forth in the Facility Documents are true and correct;

          (g) there are no pending or, to the best of the Borrower's knowledge, threatened investigations, actions, suits or proceedings involving the Borrower which give rise to a reasonable possibility of a Material Adverse Effect;

          (h) the Prospectus, each Investor Report, each Notice of Borrowing and all other written information, reports and statements provided by or on behalf of the Borrower or any Affiliate of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby is, and all such information, notices, reports and statements hereafter provided by or on behalf of the Borrower or any of its Affiliates to any Secured Party will be true, correct and complete in all material respects on the date such information, notice, report or statement is stated or certified and on and as of the date such information, notice, report or statement is stated or certified to, such information, notice, report or statement does not contain, and will not contain, any misrepresentation of a material fact or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety;

          (i) the Borrower is in compliance in all material respects with Applicable Law;

          (j) the Parent owns directly or indirectly all of the issued and outstanding capital stock of Newport Fund Management, Inc. and Stein Roe & Farnham Incorporated, the Parent directly owns all of the issued and outstanding capital stock of LFSI and Crabbe Huson Group, Inc., LFSI is the sole member of the Borrower, the Borrower directly owns all of the issued and outstanding capital stock of Colonial Management Associates, Inc., and Colonial Management Associates, Inc. directly owns all of the issued and outstanding stock of the

Distributor;

          (k) it and its Subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Code with respect to any Plan or Multi Employer Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation, a Multi Employer Plan or a Plan under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 407 of ERISA;

          (l) its obligations under this Agreement to make payments to the Secured Parties rank at least equally with indebtedness of the Borrower which is not contractually subordinated;

          (m) on each Borrowing Date and immediately after the making of each Advance, it is in full compliance with the Borrowing Base Test and the other conditions specified in Article III;

          (n) the Borrower is taking all reasonable actions necessary to mitigate the effect of the Year 2000 Problem on its computer systems;

          (o) the Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by it, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and which could otherwise not give rise to a reasonable possibility of a Material Adverse Effect; and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate;

          (p) the statement of assets and liabilities of the Borrower as at December 31, 1998, certified by Ernst & Young, LLP, certified public accountants, fairly present in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial position or results of operations of the Borrower; and

          (q) the Shares of each Fund can only be exchanged for the Shares of another Fund in respect of which the Agent has a first priority perfected security interest in the Receivables relating to such Fund.

                                     ARTICLE V

                                     COVENANTS

          SECTION 5.01.  AFFIRMATIVE COVENANTS OF THE BORROWER.

          The Borrower covenants and agrees that it shall:

          (a) (i) duly observe, comply with and conform in all material respects to all requirements of Applicable Law relative to the conduct of its business or to its assets or properties, (ii) preserve and keep in full force and effect its legal existence and its rights, privileges, qualifications and franchises, and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Facility Documents;

          (b) cause to be computed, paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any of its income, assets or properties, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP and which could not otherwise subject it or its assets to any risk of foreclosure, distraint, sale or other similar proceedings or give rise to a reasonable possibility of a Material Adverse Effect;

          (c) promptly, at its expense, execute and deliver such further instruments and take such further action in order to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or advisable to maintain and protect the Secured Parties' first priority perfected security interest in the Assigned Collateral;

          (d) keep proper books of record and account in accordance with its normal business practice and GAAP in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities;

          (e) promptly deliver to the Agent copies of any amendments or modifications to its certificate of formation or limited liability company agreement or other organizational documents, certified by an authorized officer of LFSI;

          (f) promptly give written notice to the Agent of the occurrence of any Default or Event of Default or the failure of any conditions precedent set forth in Article III to be fully satisfied;

          (g) to the extent obtained or received by it, furnish or cause to be furnished to the Agent a copy of all Private Authorizations and all Governmental Authorizations obtained or required to be obtained by the Borrower in connection with the transactions contemplated by the Facility Documents;

          (h) permit the Agent, the Lender and the Secondary Lenders to, upon reasonable advance notice, during normal business hours and with reasonable frequency, visit and inspect the Borrower's books, records and accounts, its finances and the Borrower's performance under the Program Documents and to discuss the foregoing with the officers, employees and accountants of the Borrower and LFSI, all as often as the Agent may reasonably request;

          (i) promptly deliver to the Agent copies of all material notices, requests, agreements, amendments, supplements, waivers and other documents received or delivered by the Borrower (except if received from the Agent) under or with respect to any of the Facility Documents;

          (j) immediately upon becoming aware, provide written notice to the Agent, of any action by the board of directors or trustees or officers of the Distributor or, the shareholders or board of directors or trustees of any Fund (and in respect of any Fund which constitutes a Portfolio, the Board of Directors of the Company related to such Fund) to make any modification, amendment or supplement to, or any waiver of any provisions of, or any termination of any Distribution Plan, any Advisory Agreement, any CDSC arrangement, or Conversion Feature, any Distribution Agreement or the interpretation of any thereof, in effect on the Closing Date (or in respect of any Fund for which the Distributor did not act as principal distributor on the Closing Date, the date the Distributor first began acting as distributor for such Fund), or any modification, amendment, supplement or waiver in the amounts payable or actually being paid thereunder, each as in effect on the date of this Agreement, or if a new distribution plan, investment advisory agreement, contingent deferred sales charge arrangement, prospectus or distribution agreement is proposed to be approved and entered into in respect of Shares of any Fund, provide the Agent with copies of any such proposed modification, amendment, supplement or waiver, as adopted, and a newly adopted distribution plan, contingent deferred sales charge arrangement, investment advisory agreement or distribution agreement promptly after such proposal, modification, amendment, supplement, waiver or adoption has been made (such notice to include specific written reference concerning any aspect of any of the foregoing which gives rise to a reasonable possibility of a Material Adverse Effect and a copy of any of the foregoing in the form finally adopted); PROVIDED, HOWEVER, that the Borrower shall not be required to provide the Agent with written notices of any amendment, modification, supplement or waiver (i) to any Advisory Agreement under this Section, unless such amendments or supplements provide for the replacement of an Advisor or otherwise give rise to a reasonable possibility of a Material Adverse Effect, or (ii) to the interpretation of any Distribution Plan, Distribution Agreement, Advisory Agreement, CDSC arrangement or conversion feature unless such modification or waiver could give rise to a reasonable possibility of a Material Adverse Effect;

          (k) promptly notify the Agent of any material adverse change with respect to the business, properties, financial conditions, or results of operations of the Borrower, the Parent, the Distributor or any Advisor since December 31, 1998;

          (l)  furnish to the Agent:

               (A) annually within 90 days after the end of each fiscal year: (i) audited consolidated financial statements of the Parent and its consolidated Subsidiaries prepared in accordance with GAAP for such fiscal year, and (ii) audited financial statements of the Distributor and the Advisors if not included in the financial statements provided under clause (i) above, prepared in accordance with GAAP for such fiscal year and, in any event, an unaudited income statement and balance sheet of the Distributor prepared in accordance with GAAP for such year;

               (B) within 45 days after each of the first three fiscal quarters of each year: (i) unaudited consolidated financial statements of the Parent and its consolidated Subsidiaries prepared in accordance with GAAP for such fiscal quarter; and (ii) unaudited financial statements of the Distributor and the Advisors if not included in the financial statements provided under clause (i) above prepared in accordance with GAAP for such fiscal quarter and, in any event, an unaudited income statement and balance sheet of the Distributor prepared in accordance with GAAP for such fiscal quarter; and

               (C) such other information as the Agent may reasonably request;

          (m)  at all times comply with the Borrowing Base Test;

          (n) do all things reasonably necessary to ensure that the Year 2000 Problem will not have a Material Adverse Effect on its computer systems;

          (o) from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Secured Parties' first priority perfected security interest in the Assigned Collateral and to enable the Secured Parties to exercise and enforce their respective rights and remedies under this Agreement and the other Facility Documents;

          (p) after the Agent's delivery of a Remittance Notice, immediately upon its receipt of any Collections relating to any Fund (or in respect of any Fund which constitutes a Portfolio, from the related Company in respect of such
Fund), remit such amounts to the Agent's Account and ensure that such amounts are not commingled with any other funds;

          (q) continue to own directly or indirectly all of the outstanding capital stock of the Distributor and Colonial Management Associates, Inc., unless consented to in writing by the Agent (which consent shall not be unreasonably withheld);

          (r) comply and cause its Subsidiaries to comply, in all material respects, with the provisions of ERISA and the Code and with all minimum funding requirements applicable to them with respect to any Plan or Multiemployer Plan pursuant to Section 302 of ERISA or Section 412 of the Code; and

          (s) remit or cause to be remitted all of the proceeds of each Advance to the Distributor.

          SECTION 5.02.  NEGATIVE COVENANTS OF THE BORROWER.

          The Borrower covenants and agrees that the Borrower shall not:

          (a) permit to exist any Adverse Claim attributable to the Borrower or any Affiliate of the Borrower or any party claiming through the Borrower or any Affiliate of the Borrower (including any Selling Agent) on, or otherwise attempt to transfer, pledge or assign any interest in, any Assigned Collateral or any interest in any of the foregoing or take any other action which could adversely affect the Secured Parties' first priority perfected security interest in the Assigned Collateral;

          (b) cancel, terminate, amend, modify, supplement or waive any term or condition of any Distribution Agreement, any Distribution Plan, any Irrevocable Payment Instruction or the CDSC obligations of any holder of Shares of any Fund (subject to Permitted Free Redemptions and Permitted Free Exchanges), each as in effect on the Closing Date or take any action to permit any Company or any Fund to do so, unless a responsible officer of the Borrower shall have certified to the Agent that immediately after giving effect to all such cancellations, terminations, amendments, modifications and waivers, (i) the Borrower will be in full compliance with the Borrowing Base Test, and (ii) no Default or Event of Default will be continuing or will result therefrom, or change or modify any interpretation of any term or condition of any Distribution Agreement, Distribution Plan, Irrevocable Payment Instruction or of any such CDSC obligations to the extent that such change or modification could give rise to a reasonable possibility of a Material Adverse Effect;

          (c) change its operations in a manner which could reasonably be expected to give rise to a Material Adverse Effect;

          (d) without the prior written consent of the Agent (which consent shall not be unreasonably withheld), merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Facility Documents;

          (e) enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Facility Document;

          (f) (i) permit the Accumulated Benefit Obligations under any Benefits Arrangement to exceed the fair market value of the assets of such Benefits Arrangement allocable to such benefits by more than $1,000,000,
(ii) withdraw, or permit any other person who is a member of any ERISA Group to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate, or (iii) any time permit the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No., 106 of the Financial Accounting Standards Board, to exceed $1,000,000;

          (g) extend credit to others for the purpose of buying or carrying any "margin stock" in such a manner as to violate Regulation T, Regulation U or Regulation X;

          (h) create, incur, assume or otherwise become liable with respect to any Debt or Guarantee other than Permitted Debt; or

          (i) create, incur or enter into, or suffer to be created, any Lien on any of its assets or properties now owned or hereinafter acquired except for Permitted Liens.

                                     ARTICLE VI

                                 EVENTS OF DEFAULT

          SECTION 6.01.  EVENTS OF DEFAULT.

          If any of the following events (each an "Event of Default") shall occur:

          (a) the Borrower, the Distributor, the Parent or any Advisor, shall fail to make or cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it under this Agreement, or any other Facility Document; PROVIDED, HOWEVER, with respect to the failure to pay any Yield or fees payable under the Fee Letter when due, such failure shall continue for two (2) Business Days; or

          (b) the Borrower, the Distributor, the Parent or any Advisor shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under any Facility Document and, if (i) such failure is capable of being cured by the Person involved within seven (7) Business Days,
(ii) the Person whose failure is involved is diligently using its best efforts to cure such failure, and (iii) such failure does not give rise to a reasonable possibility of a Material Adverse Effect, such failure shall continue for seven
(7) Business Days; or

          (c) any representation or warranty made or deemed made by the Borrower, the Distributor, the Parent or any Advisor (or any of their respective officers) under or in connection with any Facility Document shall have been incorrect in any material respect when made or deemed made; or

          (d) the Borrower, the Distributor, the Parent, any Advisor, any of their respective Subsidiaries or LMIC shall fail to pay when due any amount in respect of any Debt, the outstanding principal amount of which is in the aggregate in excess of (i) in the case of the Parent or LMIC, $10,000,000, and
(ii) in the case of the Borrower, the Distributor, each Advisor or their Subsidiaries, $1,000,000, when the same becomes due and payable, or there shall occur any default by the Borrower, the Distributor, the Parent, any Advisor, any of their Subsidiaries or LMIC which results in any of its Debt in excess of the threshold set forth above being declared due and payable prior to its stated maturity date or due date; or

          (e) (i) the Borrower, the Distributor, the Parent, any Advisor or any of their respective Affiliates shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors or in the case of the Distributor, the Distributor shall otherwise become "insolvent" within the meaning of SIPA; or (ii) any proceeding shall be instituted by or against the Borrower, the Distributor, the Parent, any Advisor, any such Affiliate, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or (iii) any of the actions sought in any proceeding described in (ii) above (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) the Borrower, the Distributor, the Parent, any Advisor or any such Affiliate, shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

          (f) there shall have occurred any material adverse change in the financial condition or results of operations of the Borrower, the Distributor, the Parent or any Advisor since December 31, 1998; or

          (g) the Securities Investor Protection Corporation, established under SIPA, shall have applied for a protective decree against the Distributor and the Distributor shall have failed to obtain a dismissal of such application within sixty (60) days after such application; or

          (h) the SEC shall have revoked the broker/dealer registration of the Distributor; or

          (i) the Distributor shall have failed to meet the minimum capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and such failure is not cured within fifteen (15) days after the Distributor has knowledge of such failure or should have had knowledge of such failure; or

          (j) the SEC or any other Authority shall have modified or terminated or propose to modify, revoke, repeal or terminate Rule 12b-1 or Rule 6c-10 under the Investment Company Act or Rule 2830 of the Conduct Rules, respectively, in a manner which the Agent reasonably concludes gives rise to a reasonable possibility of a Material Adverse Effect, unless waived in writing by the Agent; or

          (k) the Distributor shall cease to be registered as a broker/dealer under the Exchange Act and with the NASD or any Advisor shall cease to be registered as an investment adviser under the Investment Advisors Act; or

          (l) any material provision of any Facility Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Parent, the Distributor or any Advisor shall so assert in writing; or

          (m) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, the Parent, any Advisor or the Distributor, provided that (i) such judgments or orders shall aggregate to
(x) in the case of the Parent, $10,000,000 or more, and (y) in the case of the Borrower, any Advisor or the Distributor, $1,000,000 or more, and
(ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed within twenty (20) days thereafter; or

          (n) the Agent on behalf of the Secured Parties shall for any reason cease to have a valid and perfected first priority security interest in all or any portion of the Assigned Collateral free and clear of all Adverse Claims; or

          (o) the Parent shall cease to have a senior unsecured long-term public senior debt rating from Moody's and S&P of at least "Baa3" and "BBB-," respectively;

          then, and in any such event, in addition to all rights and remedies specified in this Agreement and the Security Agreement, including without limitation, Article II of the Security Agreement, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Lender Termination Date and the Secondary Lender Termination Date to have occurred (in which case the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); PROVIDED, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (e) of this Section 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.

                                    ARTICLE VII

                                     THE AGENT

          SECTION 7.01.  AUTHORIZATION AND ACTION.

          The Lender and each of the Secondary Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Facility Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lender or the Secondary Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Facility Documents or Applicable Law.

          SECTION 7.02.  AGENT'S RELIANCE, ETC.

          Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower, the Parent or any Advisor and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(ii) makes no warranty or representation to the Lender or any Secondary Lender and shall not be responsible to the Lender or any Secondary Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Program Documents on the part of the Borrower, the Distributor, the Parent, any Advisor, any Fund, any Transfer Agent, any Selling Agent or any other Person or to inspect the property (including the books and records) of the Borrower, any Fund or any Advisor; (iv) shall not be responsible to the Lender or any Secondary Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                   ARTICLE VIII

                                   MISCELLANEOUS

          SECTION 8.01.  NO WAIVER; MODIFICATIONS IN WRITING.

          No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. Without limiting the generality of the foregoing, the Borrower acknowledges and agrees that it will be impossible to measure in money the damage to the Secured Parties in the event of a breach of any of the terms and provisions of this Agreement or any other Program Document, and that, in the event of any such breach, the Secured Parties may not have an adequate remedy at Law, and the Borrower shall not argue and hereby waives any defense that there is an adequate remedy available at Law. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Agent. Any waiver of any provision of this Agreement, and any consent to any departure by any Secured Party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          SECTION 8.02.  NOTICES, ETC.

          Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 8.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Lender:             Corporate Receivables Corporation
                         c/o Citicorp North America, Inc.
                         450 Mamaroneck Avenue
                         Harrison, New York  10528
                         Attention:  U.S. Securitization
                         Telephone No. (914)899-7122
                         Facsimile No. (914)899-7890

If to the Agent:         Citicorp North America, Inc.
                         U.S. Securitization
                         450 Mamaroneck Avenue
                         Harrison, New York  10528
                         Attention:  U.S. Securitization
                         Telephone No. (914) 899-7122
                         Facsimile No. (914) 899-7890

If to Citibank:          Citibank, N.A.
                         399 Park Avenue
                         New York, New York  10043
                         Attention:  Maximization Unit
                         Telephone No.:  (212) 559-0754
                         Facsimile No.:  (212) 758-6272

If to the Borrower:      Liberty Funds Group LLC
                         One Financial Center
                         Boston, Massachusetts  02111
                         Attention:  Ms. Nancy L. Conlin
                         Telephone No.:  (617) 772-3053
                         Facsimile No.:   (617) 345-0919

With a copy to:          Liberty Financial Companies, Inc.
                         600 Atlantic Avenue
                         Boston, Massachusetts  02210
                         Attention:  Mr. Robert A. Licht
                         Telephone:  (617) 371-2265
                         Facsimile:  (617) 742-7338

          SECTION 8.03.  TAXES.

          (a) Any and all payments by the Borrower, the Parent, the Distributor or any Advisor under this Agreement, the Advance Notes or any other Facility Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing

Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Facility Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower, the Distributor, the Parent or any Advisor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Facility Document to any Secured Party, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made and the Borrower shall pay the full amount deducted to the relevant taxation Authority or other Authority in accordance with Applicable Law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Note or under any other Program Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 8.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, except to the extent such liability arises from such Secured Party's gross negligence or willful misconduct. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt, or other evidence reasonably acceptable to the Agent, evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 8.03 shall survive the payment in full of principal and Yield hereunder and under the Advance Notes.

          SECTION 8.04.  COSTS AND EXPENSES; INDEMNIFICATION.

          (a) The Borrower agrees to promptly pay on demand all reasonable costs and expenses of each of the Secured Parties in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification and amendment of this Agreement, the Advance Notes or any other Facility Document, including, without limitation, the reasonable fees and disbursements of a single law firm as counsel for the Secured Parties with respect thereto and with respect to advising each of the Secured Parties as to its rights, remedies and responsibilities under this Agreement and the other Facility Documents, UCC filing fees, periodic auditing expenses and all other related fees and expenses. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Secured Parties (including, without limitation, the fees and disbursements of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Advance Notes and the other Program Documents.

          (b) The Borrower agrees to indemnify and hold harmless each Secured Party, their successors, assigns, transferees and participants and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower, the Distributor, any Advisor, any Fund or any Transfer Agent in any Program Document; (iii) any representation or warranty made or deemed made by the Borrower, the Distributor, any Advisor, any Fund or any Transfer Agent contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower, the Distributor, any Advisor, any Fund, any Transfer Agent or any Selling Agent to comply with any Applicable Law or contractual obligation binding upon it;
(v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected security interest in all of the Assigned Collateral; (vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower, the Distributor, any Advisor, any Fund, any Transfer Agent or any Selling Agent, which has the effect of reducing or impairing the Assigned Collateral or the rights of the Agent or the Secured Parties with respect thereto; and (vii) any Default or Event of Default; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Secured Parties agree to use reasonable efforts to utilize the same legal counsel in connection with any matter for which the Secured Parties are entitled to indemnification under this Section 8.04(b); PROVIDED, that nothing herein shall be deemed to limit any Secured Party's right to employ separate counsel if such Secured Party determines that there may be legal defenses or claims available to it which are not available to the other Secured Parties or which are different from or additional to those of the other Secured Parties.

          SECTION 8.05.  EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 8.06.  ASSIGNABILITY.

          (a) This Agreement and the Lender's rights and obligations hereunder (including the outstanding Advances) shall be assignable by the Lender and its successors and assigns; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) the Lender shall not assign its rights and obligations to any Person other than to a U.S. Affiliate of CRC or the Agent or pursuant to the Asset Purchase Agreement. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Assigned Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; PROVIDED that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities.

          (b) Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

          (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

          (d) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

          (e) The Borrower acknowledges and agrees that the Secondary Lender's source of funds may derive in part from its participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 8.03 and 8.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants.

          SECTION 8.07.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

          SECTION 8.08.  SEVERABILITY OF PROVISIONS.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 8.09.  CONFIDENTIALITY.

          (a) The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement and the other Facility Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Facility Documents (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to the Borrower, any Advisor, any Fund or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 8.09 and to be responsible for any failure of any Borrower Representative to so comply.

          The provisions of this Section 8.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, any Advisor, any Fund, any of their respective Affiliates or any Borrower Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over the Borrower, the Advisors or any of their respective Affiliates.

          (b) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower, the Parent, the Advisors and their respective Affiliates which such Secured Party receives pursuant to the Facility Documents (collectively, the "Borrower Information") confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the "Secured Party Representatives") and to S&P, Moody's and each other rating agency rating CRC's commercial paper notes which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 8.09(b).

          The provisions of this Section 8.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its

Affiliates.

          Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Entity to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 8.09(b).

          SECTION 8.10.  MERGER.

          The Facility Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof.
The Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

          SECTION 8.11.  NO PROCEEDINGS.

          Each of the Borrower, the Agent, the Secondary Lenders, each assignee of a Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against CRC any proceeding of the type referred to in Section 6.01(e) so long as any commercial paper or other senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          SECTION 8.12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IV, the indemnification and payment provisions of Sections 2.06, 2.07, 2.08, 2.09, 2.11, 2.13, 8.03 and 8.04, the Borrower's obligations under Sections 8.09(a) and 8.11 and the Agent's, the Lender's and the Secondary Lenders' obligations under
Section 8.09(b) shall be continuing and shall survive any termination of this Agreement and the other Program Documents.

          SECTION 8.13.  SUBMISSION TO JURISDICTION; WAIVERS.

          The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

          (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.02 or at such other address as may be permitted thereunder;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 8.14.  WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CORPORATE RECEIVABLES CORPORATION,
                                        as Lender

                                        By: Citicorp North America, Inc.,
                                        its Managing Agent


                                        By:____________________________
                                        Name:
                                        Title:


                                        CITICORP NORTH AMERICA, INC.,
                                        as Agent


                                        By:____________________________
                                        Name:
                                        Title:


                                        CITIBANK, N.A.,
                                        as Secondary Lender


                                        By:____________________________
                                        Name:
                                        Title:
                                        Percentage: 100%


                                        LIBERTY FUNDS GROUP LLC
                                        as Borrower

                                        By:_____________________________
                                        Name:
                                        Title:

13620.110 #69659

                                    APPENDIX A



                                 DEFINITIONS LIST

          "ADVANCE" means each borrowing by the Borrower pursuant to Article II of the Credit Agreement.

          "ADVANCE NOTE" means each promissory note issued by the Borrower to the Lender or a Secondary Lender evidencing the Advances made to the Borrower by the Lender or a Secondary Lender, as the case may be, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

          "ADVERSE CLAIM" means any Lien or other right, claim, encumbrance in, of or on any Person's assets or properties in favor of any other Person, other than any such Lien, right or claim of any Secured Party created by or pursuant to the Security Agreement.

          "ACCUMULATED BENEFIT OBLIGATIONS" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

          "ADVISOR" means each of Colonial Management Associates, Inc., Crabbe Huson Group, Inc., Newport Fund Management, Inc. and Stein Roe & Farnham Incorporated, together with their permitted successors and assigns.

          "ADVISORY AGREEMENT" means with respect to any Fund, the investment advisory agreement between an Advisor and such Fund (or if such Fund constitutes a Portfolio, the related Company in respect of such Fund) and any replacement agreement as may be adopted in the future, pursuant to which an Advisor may receive advisory or management fees relating to such Fund, as the same may from time to time be amended, supplemented, waived or modified.

          "AFFILIATE" means, in respect of a referenced Person another Person controlling, controlled by or under common control with such referenced Person (which in the case of Corporate Receivables Corporation and the Agent, shall also include any Person who has a relationship to the Agent comparable to that of Corporate Receivables Corporation). The terms "control," "controlling," "controlled" and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "AGENT" means Citicorp North America, Inc. in its capacity as agent for the Lender and the Secondary Lenders under the Credit Agreement, the Security Agreement and the Undertaking, together with its successors and assigns.

          "AGENT'S ACCOUNT" means the special account (account number 40517805, ABA No. 021000089) of the Agent maintained at the office of Citibank at its Principal Office or to such other account as the Agent shall designate in writing to the Borrower.

          "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the Applicable Margin above the highest of:

          (a)  the Base Rate;

          (b) one-half of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

          (c)  one half of one percent per annum above the Federal Funds Rate.

          "APPLICABLE LAW" means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

          "APPLICABLE MARGIN" means, (i) with respect to the Eurodollar Rate, .75% per annum; and (ii) with respect to the Alternate Base Rate, 0% per annum;
PROVIDED, HOWEVER, that during the continuance of any Event of Default the "Application Margin" shall mean with respect to the Eurodollar Rate and the Alternate Base Rate, 2.00% per annum; PROVIDED, FURTHER, that during any period that Yield in respect of any Advance is computed by reference to the Post-Default Rate, the "Applicable Margin" applicable to such Advance during such period shall be deemed to be zero.

          "AMORTIZED MAXIMUM AGGREGATE SALES CHARGE ALLOWABLE" means with respect to the Receivables relating to any Shares of any Fund as of any date of determination, (i) an amount equal to the Maximum Aggregate Sales Charge Allowable payable in respect of such Receivables, minus (ii) the aggregate amounts previously paid by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such Fund) and the holders of such Shares relating thereto.

          "ASSET BASED SALES CHARGE" shall have the meaning set forth in Rule 2830 of the Conduct Rules; it being understood that such term does not include the Service Fee.

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement.

          "ASSIGNED COLLATERAL" shall have the meaning assigned to such term in
Section 2.01 of the Security Agreement.

          "ASSIGNEE RATE" means in respect of any Advance for any Settlement Period an interest rate per annum equal to the Applicable Margin above the Eurodollar Rate for such Settlement Period; PROVIDED, HOWEVER, that in case of:

               (i) any Settlement Period on or prior to the first day of which a Lender (other than CRC) or Secondary Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Secondary Lender to fund such Advance at the Assignee Rate set forth above (and such Secondary Lender shall not have subsequently notified the Agent that such circumstances no longer exist);

               (ii)   any Settlement Period of one to (and including) 27 days;

               (iii) any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that such Advances will not be funded by issuance of commercial paper; or

               (iv) any Settlement Period for which the aggregate principal amount of the outstanding Advances is less than $500,000;

          then the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period.

          "ASSIGNMENT AND ACCEPTANCE" means the Assignment and Acceptance, in substantially the form of Exhibit C to the Credit Agreement, entered into by a Secondary Lender, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to the Credit Agreement.

          "AUTHORITY" means any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

          "BASE RATE" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BORROWER" means Liberty Funds Group LLC, together with its successors and permitted assigns.

          "BORROWER OBLIGATIONS" means the payment of all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower, the Distributor, the Parent or any Advisor to any Secured Party under or in connection with the Credit Agreement, the Security Agreement, the Advance Notes, the Undertaking, the Asset Purchase Agreement or any other Facility Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 8.03 and 8.04 of the Credit
Agreement.

          "BORROWER'S ACCOUNT" means Account No. 521-27463, ABA No. 011-000-390 maintained withBankBoston, NA, or such other account as the Borrower shall designate in writing to the Agent.

          "BORROWING BASE TEST" means as of any date of determination Credits Outstanding shall not exceed the product of (i) the Present Value Adjusted Sales Charge Amount, and (ii) eighty percent (80%).

          "BORROWING DATE" shall have the meaning assigned to such term in
Section 2.02(a) of the Credit Agreement.

          "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, dealings are carried out in the London interbank market.

          "CDSC" means with respect to any Fund, the contingent deferred sales charges payable, either directly or by withholding from the proceeds of the redemption of the Shares of such Fund, by the shareholders of such Fund on any redemption of Shares relating to such Fund in accordance with the Prospectus relating to such Fund.

          "CITIBANK" means Citibank, N.A.

          "CLOSING DATE" means the first date on which the conditions precedent specified in Article III of the Credit Agreement shall have been fully satisfied.

          "CODE" means the Internal Revenue Code of 1986, as amended or any successor statute.

          "COLLECTIONS" means all amounts paid or payable by each Fund (or in respect of each Fund which constitutes a Portfolio, by each Company in respect of each related Fund) in respect of the Receivables relating to such Fund and by each shareholder of such Fund in respect of the Receivables relating to such Fund (including all CDSCs in respect of Receivables payable by such shareholders and withheld from redemption proceeds payable to such shareholder by such Fund) and all Proceeds of the foregoing.

          "COMMISSION SHARES" means all Shares of any Fund other than Shares originally issued in connection with the automatic reinvestment of dividends paid by such Fund.

          "COMMITTED ADVANCE" shall have the meaning assigned to such term in
Section 2.02(b) of the Credit Agreement.

          "COMPANY" means each of Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI and Colonial Trust VII, together with each other open-end investment company in respect of which the Distributor acts or has acted as distributor for Shares of such investment company or any Portfolio for such investment company.

          "CONDUCT RULES" means the Conduct Rules of the NASD, as amended, and the rules, regulations and interpretations (including examples and explanations) of the NASD in respect thereto.

          "CONVERSION FEATURE" means with respect to any Share of any Fund, a mandatory or elective provision (including, without limitation, a provision which permits or requires such Share to be converted into a share of a different class) which may result in a reduction or termination of any amount owing from such Fund or the shareholder in respect of the Receivables relating to such Share (or the share obtained by virtue of the conversion of such Share) at some point in the future prior to the redemption thereof.

          "CRC" means Corporate Receivables Corporation, together with its successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

          "CREDIT AGREEMENT" means the Revolving Credit Agreement dated as of April 12, 1999 among the Borrower, the Lender, the Secondary Lenders and the Agent, as the same may from time to time be amended, supplemented, waived or modified from time to time.


          "CREDITS OUTSTANDING" means at any time a determination thereof is made, an amount equal to (i) the outstanding principal amount of all Advances, and (ii) the unpaid Yield accrued and to accrue on the outstanding Advances until the last day of the next succeeding calendar month for such Advances computed by reference to the Assignee Rate for a thirty (30) day period in effect as of the time of determination.

          "DEBT" means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including without limitation, reimbursement obligations relating to letters of credit,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales); (vii) all Debt of others Guaranteed by such Person, and (viii) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of such Person's balance sheet.

          "DEFAULT" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

          "DISTRIBUTION AGREEMENT" means with respect to any Shares of any Fund, the agreement between the Distributor and such Fund (or with respect to any Fund which constitutes a Portfolio, the related Company in respect of such
Fund), in respect of such Shares of such Fund and any replacement agreement as may be adopted in the future, pursuant to which the Distributor has been appointed the principal underwriter in respect of such Fund.

          "DISTRIBUTION PLAN" means with respect to any Shares of any Fund the distribution plan of such Fund, pursuant to which such Shares of such Fund are distributed by the Distributor, together with any successor or replacement distribution plan, as the same may be amended, supplemented, waived or modified from time to time.

          "DISTRIBUTOR" means Liberty Funds Distributor, Inc., together with its successors and permitted assigns.

          "DOLLARS" and "$" mean lawful money of the United States of America.

          "ELIGIBLE ASSIGNEE" means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates, or any financial or other institution acceptable to the Agent.

          "ELIGIBLE FUND" means a Fund:

               (i) in respect of which the Distributor acts as the principal distributor and an Advisor acts as investment advisor;

               (ii) the Asset Based Sales Charge relating to Shares of such Fund and CDSC arrangement relating to the Shares and the payments provided for, in, and actually being made pursuant to, the related Distribution Plan, the Distribution Agreement and/or the Prospectus for such Fund are fairly and accurately described in the related Distribution Plan, the Distribution Agreement and/or the Prospectus relating to such Fund and such CDSC arrangements conform to Schedule II to the Security Agreement;

               (iii) such Fund (and in respect of each Fund which constitutes a Portfolio, each Company related to such Funds) and the Distribution Agreement, the Distribution Plan, and the Irrevocable Payment Instruction relating to each Fund are in compliance, in all material respects, with Applicable Law, including, without limitation, Rule 12b-1 of the Investment Company Act and the Conduct Rules;

               (iv) the Sales Charges paid and payable in respect of such Fund (or, in respect of each Fund which constitutes a Portfolio, by each Company in respect of each related Fund) in respect of the sales of Shares of each such Fund pursuant to the related Distribution Agreement, Distribution Plan and Prospectus and pursuant to the Conduct Rules (as are interpreted by each such Fund (or in respect of each Fund which constitutes a Portfolio, by each Company in respect of each related Fund) and the Distributor as of the date hereof), is the Maximum Aggregate Sales Charge Allowable in respect of such sales, which, as of the Closing Date, is equal to not less than the sum of (i) 6.25% of the total original issue price of the Shares of such Fund, PLUS
     (ii) the Maximum Interest Allowable on the amount in clause (i) above, which is equal to not less than the prime rate in effect plus one percent (1%) per annum, and such amount accrues daily and is made payable in installments which aggregate on an annual basis an amount equal to .75% of the average daily Net Asset Value of the Shares of such Fund or through the payment of CDSCs;


               (v) which shall have a Distribution Agreement, Advisory Agreement and Distribution Plan in full force and effect;

               (vi) the Distributor for such Fund (or if such Fund constitutes a Portfolio, the Company in respect of such Fund) and the Transfer Agent for such Fund shall have executed an Irrevocable Payment Instruction which is in full force and effect and the Agent shall have received a copy thereof;

               (vii) such Fund shall not be prevented by any Authority or by any Applicable Law from paying Collections in respect of amounts owed with respect to the Assigned Collateral relating to such Fund to the Agent's Account in accordance with the applicable Irrevocable Payment Instruction and such Fund (or if such Fund constitutes a Portfolio, the Company in respect of such Fund) shall not have so asserted in writing;

               (viii) unless otherwise consented to in writing by the Agent, the Prospectus for such Fund does not permit or provide for Free Redemptions other than in connection with a Permitted Free Redemption;

               (ix) the Shares of such Fund can not be redeemed and reinvested in shares of any other mutual fund under circumstances which relieves or defers, in whole or in part, such shareholder's obligation to pay the CDSC which would have been payable in respect of such Share, except in connection with a Permitted Free Exchange;

               (x) such Fund (and in the case of any Fund which constitutes a Portfolio, the related Company in respect of such Fund) shall not have adopted a plan of dissolution, liquidation, reincorporation, recapitalization, restructuring or partial dissolution or partial liquidation or similar plan other than in connection with a Transaction permitted in clause (xi) below;

               (xi) such Fund (and in the case of any Fund which constitutes a Portfolio, the related Company in respect of such Fund) shall not have proposed or effected a merger, consolidation or other combination with or sale of its assets to another Person (each a "Transaction"); PROVIDED, HOWEVER, that a Transaction involving such Fund (and in the case of any Fund which constitutes a Portfolio, the related Company in respect of such
     Fund) shall not cause this condition precedent to not be satisfied if:
     (A) a Fund is the surviving entity; (B) such Transaction does not adversely affect the rights or obligations of the parties to the Program Documents; (C) any such Transaction involving the sale of assets, involves the transfer of substantially all of the assets of such Fund or the related Company to the surviving entity, as the case may be, and
     (D) immediately after such Transaction, no Default or Event of Default shall have occurred or be continuing;

               (xii) such Fund shall not be required by any Authority or any Applicable Law to suspend the sale of Shares;

               (xiii) such Fund shall not have ceased to regularly offer Shares to the public under circumstances that give rise to a reasonable possibility of a Material Adverse Effect;

               (xiv) such Fund or the Transfer Agent for such Fund shall not have failed to perform any material term, covenant or agreement on its part to be performed under any Program Document; and


               (xv) as of the end of any calendar month after the Closing Date, the Net Asset Value of such Fund shall not have decreased by twenty-five percent (25%) or more from the Net Asset Value of such Fund as of the end of the immediately preceding calendar month.

          "ELIGIBLE RECEIVABLE" means a Receivable: (a) the Asset Based Sales Charge portion of which arises out of a Distribution Agreement between the Distributor and an Eligible Fund; (b) which represents an obligation of a United States Person which is not an Authority; (c) which constitutes an "account" or "general intangible," as such terms are defined in the UCC of all jurisdictions the laws of which are applicable for determining whether the interests created by the this Agreement are perfected; (d) which is denominated and payable in Dollars; (e) which constitutes a legal, valid and binding contractual obligation of the obligor thereof which is fully vested, not executory and is not subject to a dispute, offset, counterclaim, defense or Adverse Claim whatsoever; (f) which does not contravene any Applicable Law; (g) with respect to which the related Share does not have a Conversion Feature other than a

Permitted Conversion Feature; and (h) which is freely transferable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which are treated as a single employer under Section 414 of the Code.

          "EUROCURRENCY LIABILITIES" shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR ADDITIONAL YIELD" means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting
(i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the Lender or a Secondary Lender, as the case may be, for such Settlement Period.

          "EURODOLLAR RATE" means, for any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period equal to such Settlement Period.

          "EURODOLLAR RATE ADVANCE" means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

          "EURODOLLAR RATE RESERVE PERCENTAGE" for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender or any Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

          "EVENT OF DEFAULT" means any of the events, acts or occurrences set forth in Section 6.01 of the Credit Agreement.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "EXCHANGE SHARE" means, in respect of any Fund, Shares of such Fund that were issued in connection with a simultaneous redemption of Shares of any other Fund where the proceeds of such redemption are reinvested in the Shares in question pursuant to an exchange privilege given to the holder of the redeemed Shares of the other Fund (whether in a Permitted Free Exchange or otherwise).

          "FACILITY DOCUMENTS" means the Credit Agreement, the Advance Notes, the Security Agreement, the Undertaking, the Irrevocable Payment Instructions, the Asset Purchase Agreement, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three (3) Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain letter agreement dated as of April 12, 1999 between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

          "FREE REDEMPTIONS" means a redemption of Shares of any Fund (other than (x) redemptions of Shares obtained by the redeeming shareholder through the automatic reinvestment of dividends (whether ordinary, capital gain or exempt-interest dividends or other distributions) paid by such Fund in respect of such Share, and (y) redemption of Shares representing the appreciated value of such Shares over the initial issue price paid for such Shares) by a shareholder of such Fund under any arrangement which relieves or defers, in whole or in part, such shareholder's obligation to pay the maximum CDSC which would have been payable in the absence of such arrangement by any other shareholder of such Fund redeeming a Share of such Fund held by such other shareholder for the same period as the Shares of such Fund had been held by the shareholder in question, including, without limitation, (i) arrangements pursuant to which certain Persons are entitled to acquire Shares of such Fund under circumstances in which no CDSCs will be payable by them, and (ii) arrangements described in the Prospectus for such Fund on the date hereof pursuant to which CDSCs are deferred in connection with the redemption of Shares of such Fund because the redeeming shareholder is reinvesting all or a portion of the proceeds of such redemption in Shares of another Fund.

          "FUND" means each Company or Portfolio in respect of which the Distributor has at any time acted as distributor in respect of the issuance of Shares.

          "FUNDAMENTAL INVESTMENT OBJECTIVES AND POLICIES" means, with respect to any Fund, the fundamental investment objectives and policies of such Fund as reflected in the Prospectus of such Fund.

          "GAAP" means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

          "GOVERNMENTAL AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

          "GOVERNMENTAL FILINGS" means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "INVESTMENT ADVISORS ACT" means the Investment Advisors Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "INVESTMENT COMPANY" means any entity registered as a separate investment company under the Investment Company Act.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "INVESTOR REPORT" means the Investor Report of the Borrower substantially in the form of Schedule I to the Security Agreement.

          "IRREVOCABLE PAYMENT INSTRUCTION" means in respect of any Fund, the Borrower's irrevocable payment instruction in effect in respect of such Fund and its Transfer Agent, in the form of Exhibit A to the Security Agreement, as the same may be amended or supplemented as contemplated thereby and hereby.

          "LAW" means any (a) judicial, executive, legislative, administrative or other decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of public policy, settlement agreement, statute, or writ, of any Authority, whether domestic or foreign, or any particular section, part or provision thereof, (b) common law or other legal or quasi-legal precedent, or (c) arbitrator's, mediator's or referee's decision, finding, award or recommendation.

          "LENDER" means CRC, together with all Persons which acquire any interest in any Advance under the Asset Purchase Agreement.

          "LENDER RATE" for each day during a Settlement Period for any Advance, means to the extent the Lender funds such Advance on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by the Lender that are allocated, in whole or in part, by the Agent (on behalf of the Lender) to fund the making or maintenance of such Advance on such day as determined by the Agent (on behalf of the Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers (which as of the Closing Date do not exceed 0.05% per annum of the face amount of such commercial paper notes) in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent on behalf of the Lender; provided, however, that if any component of such rate is a discount rate, in calculating the "Lender Rate" for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

          "LENDER TERMINATION DATE" means the date which is the earliest to occur of (i) April 12, 2004 or such later date as shall be agreed to in writing by the Borrower and the Agent, (ii) the date which is one (1) Business Day prior to the Secondary Lender Stated Expiration Date, and (iii) the date on which the Total Commitment shall terminate pursuant to Section 2.10 or Section
6.01 of the Credit Agreement.

          "LFSI" means Liberty Financial Services, Inc., together with its successors and assigns.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

          "LIQUIDATION FEE" means, in respect of any Advance for any Settlement Period during which the principal on such Advance is repaid by the Borrower in whole or in part prior to the last Business Day in such Settlement Period, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Lender's investing the proceeds of such reductions of principal.

          "LMIC" means Liberty Mutual Insurance Company, together with its successors and assigns.

          "MATERIAL ADVERSE EFFECT" means (i) any occurrence of any Adverse Claim on the Assigned Collateral, (ii) any material adverse effect upon the Secured Parties' first priority perfected security interest in the Assigned Collateral, (iii) any material adverse effect upon the Borrower's, the Distributor's, any Advisor's, any Company's, any Selling Agent's, any Transfer Agent's or any Fund's ability to pay or fully perform any of its respective obligations under any Program Document in a timely manner, (iv) the occurrence of any event or circumstances that would cause any of the representations and warranties set forth in any Facility Document to no longer be true and correct in any material respect, (v) any material adverse effect on the status of any Receivables as Eligible Receivables, (vi) any material adverse effect on the amount of or timing of any payment of any Collections, (vii) any material adverse effect on any of the other rights or remedies of any of the Secured Parties under any Program Document, or (viii) any material adverse effect on the business, financial position, operations, assets or properties of the Borrower, the Distributor, any Advisor or the Parent.

          "MATURITY DATE" means (i) with respect to any Advance made by the Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01 of the Credit Agreement, and (ii) with respect to any Advance made by a Secondary Lender, the date which is one (1) year after the Borrowing Date of such Advance (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section
6.01 of the Credit Agreement.

          "MAXIMUM AGGREGATE SALES CHARGE ALLOWABLE" means, at any time with respect to the Receivables relating to Shares of any Fund, the maximum aggregate Sales Charges which may be paid by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such Fund) to the Distributor pursuant to the Distribution Agreement, the Distribution Plan and the Prospectus, together with interest thereon at the Maximum Interest Allowable, relating to such Shares and pursuant to the "maximum sales charge rule" set forth in Rule 2830 of the Conduct Rules, assuming such Fund pays a separate Service Fee in connection with such Shares, unreduced by payments previously made in respect thereof by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such Fund).

          "MAXIMUM INTEREST ALLOWABLE" means the maximum interest which may be taken into account under Rule 2830 of the Conduct Rules in computing the Maximum Aggregate Sales Charge Allowable.

          "MOODY'S" means Moody's Investors Service, Inc., together with its successors.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA (29 USC Section 1002(37)) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "NASD" means both the National Association of Securities Dealers, Inc. and NASD Regulation, Inc. or any successor entity.

          "NET ASSET VALUE" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the Distribution Plan and Distribution Agreement for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

          "NORMAL DISTRIBUTIONS" means, in respect of any Fund, distributions out of (a) "investment company taxable income," (b) "exempt-interest dividends" and (c) "capital gain dividends," of such Fund, in each case, (i) as such terms are used in Section 852 of the Code and (ii) to the extent required to be distributed by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such Fund) in accordance with Section 852 or
Section 4982 of the Code in order to avoid taxation at the entity level, and
(iii) to the extent the gains giving rise to the distributions requirement described in clause (ii) arose in the ordinary course of such Fund's investment activities (including shifts in the proportion of assets held in cash or cash equivalents) and in accordance with such Fund's Fundamental Investment Objectives and Policies (it being understood that this clause (iii) includes gains resulting from sales to raise funds to satisfy shareholder redemption requests made in the ordinary course of business).

          "NOTICE OF BORROWING" shall have the meaning assigned to such term in
Section 2.02 of the Credit Agreement.

          "PARENT" means Liberty Financial Companies, Inc., together with its permitted successors and assigns.

          "PERCENTAGE" of any Secondary Lender means, (a) with respect to Citibank, the percentage set forth on the signature page to the Credit Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a

Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

          "PERMITTED CONVERSION FEATURE" means with respect to any Share of any Fund, a Conversion Feature described in Schedule III to the Security Agreement, as such schedule may be amended from time to time in accordance with this Agreement.

          "PERMITTED DEBT" means, in respect of any Person, (i) Debt arising under the Facility Documents, and (ii) accrued expenses payable in the ordinary course of such Person's business, which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings.

          "PERMITTED FREE EXCHANGE" means any exchange of Shares of one Fund (the "Redeeming Fund") for Exchange Shares of another Fund (the "Issuing Fund"), where, pursuant to the applicable constituent documents of the Issuing
Fund: (i) Exchange Shares of the Issuing Fund are deemed for all purposes (including the computation of the amount of, and timing of payment of the related CDSC) to have been acquired at the time when the exchanged Shares of the Redeeming Fund were acquired (or deemed to have been acquired) by the holder thereof; (ii) the exchanging shareholder becomes obligated to pay in respect of the Issuing Fund the same CDSC in respect of the Exchange Shares of the Issuing Fund and on the same terms as such holder was obligated to pay in respect of the Redeeming Fund in respect of the Shares of the Redeeming Fund so exchanged; (iii) the date upon which such Exchange Shares of the Issuing Fund received in the exchange are converted pursuant to the Permitted Conversion Feature is the same as the date the exchanged Shares of the Redeeming Fund were to be converted pursuant to the Permitted Conversion Feature of the exchanged Shares; (iv) the Amortized Maximum Aggregate Sales Charge Allowable in respect of the Shares of the Issuing Fund to which such Exchange Shares belong is increased or decreased, depending upon whether the amount of the adjustment described below is a positive or negative number, respectively, effective as of the beginning of the calendar month immediately following the calendar month in which such Free Exchange occurred, by the product obtained by multiplying (a) the "Net Asset Value Exchange Adjustment" (as hereinafter defined which may be a positive or negative number) for such class of Shares of such Fund for the calendar month in which such Free Exchange occurred by (b) a fraction the numerator of which is the sum obtained by adding for each Fund the Amortized Maximum Aggregate Sales Charge Allowable in respect of each identical class of Shares of each such Fund and the denominator of which is the sum obtained by adding for each Fund the aggregate Net Asset Value of all outstanding Shares of each identical class of Shares of each such Fund; both the numerator and denominator shall be computed as of the end of the calendar month immediately preceding the calendar month in which such Free Exchange occurred, it being understood that for purposes of this clause (iv) the term "Net Asset Value Exchange Adjustment" means, in respect of any class of Shares of any Fund for any calendar month, the negative or positive number obtained by adding (x) positive numbers equal to the aggregate Net Asset Value of all Exchange Shares of such class of Shares (determined in each case as of the date of issuance of each such Share) issued by such Fund during such calendar month in connection with Free Exchanges and (y) negative numbers equal to the aggregate Net Asset

Value of all Shares of such class of Shares (determined in each case as of the date of the redemption of each such Share) the class of Shares redeemed by such Fund during such calendar month in connection with Free Exchanges; PROVIDED, that the amount of such increase shall not exceed the Amortized Maximum Aggregate Sales Charge Allowable in respect of such Shares of the Redeeming Fund immediately prior to the exchange; (v) the Amortized Maximum Aggregate Sales Charge Allowable in respect of the Shares of the Redeeming Fund to which such Exchanged Shares belong is adjusted in accordance with the procedure in clause (iv) above, it being understood that the adjustment in clause (iv) in respect of the Issuing Fund and the adjustment in this clause (v) in respect of the Redeeming Fund are complementary adjustments when viewed solely in the context of those two Funds -- i.e., there will be a positive adjustment to one and a negative adjustment to the other; and (vi) both the redemption of the Shares of the Redeeming Fund so exchanged and the issuance of the Shares of the Issuing Fund are effected at the Net Asset Value of such Shares at the date of the exchange without any reduction for fees or expenses attributable to such exchange.

          "PERMITTED FREE REDEMPTION" means the specific circumstances specified in the Prospectuses for the Funds in effect on the Closing Date which expressly provides for Free Redemptions or permits the waiver of a CDSC.

          "PERMITTED LIENS" means in respect of any Person, Liens (i) to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 5.01(b); (ii) Liens relating to deposits or pledges made (A) in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security payments, (B) in connection with casualty insurance, or
(C) to secure statutory obligations or surety or appeal bonds, (iii) Liens of carriers, warehousemen, mechanics and similar Liens, in each case (A) in existence less than ninety (90) days from the date of creation thereof, or (B) being contested in good faith by such Person in appropriate proceedings (so long as such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto); (iv) encumbrances in the nature of (A) zoning restrictions, (B) easements, (C) restrictions of record on the use of real property, (D) landlords' and lessors' Liens on rented premises, and (E) restrictions on transfers or assignments of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Borrower, and (v) set-off rights of depositary institutions with which such Person maintains deposit accounts.

          "PERSON" means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PORTFOLIO" means a separate investment portfolio or series of a Company.

          "POST-DEFAULT RATE" means in respect of all amounts payable to any Secured Party under any Facility Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the Alternative Base Rate as in effect from time to time plus two percent (2%).

          "PRESENT VALUE ADJUSTED SALES CHARGE AMOUNT" means as of any date of determination the present value of the Amortized Maximum Aggregate Sales Charge Allowable in respect of the Eligible Receivables of each Eligible Fund calculated in accordance with and pursuant to the Investor Report.

          "PRINCIPAL OFFICE" means the principal office of Citibank presently located at 399 Park Avenue, New York, New York.

          "PRIVATE AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

          "PROCEEDS" shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

          "PROGRAM DOCUMENTS" means the Facility Documents, the Distribution Plans, the Distribution Agreements, the Advisory Agreements, and the other agreements, documents and instruments entered into or delivered in connection or therewith.

          "PROSPECTUS" means with respect to any Fund the prospectus filed with the SEC as a part of such Fund's registration statement on Form N-1A, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement.

          "RECEIVABLES" means with respect to each Fund, all of the Distributor's rights under the related Distribution Agreement, the related Distribution Plan, the related Prospectus and the applicable Conduct Rules to receive amounts paid or payable in respect of Asset Based Sales Charges (including interest at the Maximum Interest Allowable) and CDSCs, in each case in respect of any Shares issued by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such Fund), including, without limitation, any similar amount paid or payable under any replacement distribution agreement, distribution plan, prospectus or the Conduct Rules, and any continuation payments in respect thereof paid or payable by such Fund (or if such Fund constitutes a Portfolio, by the related Company in respect of such
Fund) in the
event of a termination of the related Distribution Plan or the related Distribution Agreement; it being understood that such term does not include the Service Fee.

          "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REMITTANCE NOTICE" means a notice from the Agent to a Fund and the Transfer Agent for such Fund substantially in the form of Annex A to the Irrevocable Payment Instruction.

          "S&P" means Standard & Poor's Ratings Group, together with its successors.

          "SALES CHARGE" shall have the meaning set forth in Section 2830 of the Conduct Rules.

          "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

          "SECONDARY LENDER COMMITMENT" means (a) with respect to Citibank, an amount equal to the Total Commitment, as such amount shall be reduced by any Assignment and Acceptance entered into between Citibank and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's "Secondary Lender Commitment," in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender's Secondary Lender Commitment.

          "SECONDARY LENDER STATED EXPIRATION DATE" means April 10, 2000, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request to the Agent, made not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than twenty (20) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the "Extension Date"), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; PROVIDED, HOWEVER, that any failure of any Secondary Lender to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Secondary Lender.

          "SECONDARY LENDER TERMINATION DATE" means the earlier of (a) the Secondary Lender Stated Expiration Date, and (b) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01 of the Credit Agreement.

          "SECONDARY LENDERS" means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 8.06 of the Credit Agreement.

          "SECURED PARTIES" means the Agent, the Lender, the Secondary Lenders and their respective successors and assigns.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

          "SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of April 12, 1999 between the Distributor and the Agent, as the same may from time to time be amended, supplemented, waived or modified.


          "SELLING AGENT" means each Person which acts as the Distributor's direct or indirect distributor, underwriter, broker, dealer or agent for the Shares of a Fund.

          "SERVICE FEE" shall have the meaning set forth in Section 2830 of the Conduct Rules.

          "SETTLEMENT DATE" means the date which is two (2) Business Days after the end of each Settlement Period.

          "SETTLEMENT PERIOD" means in respect of any Advance:

          (a) in the case of any Settlement Period in respect of which Yield is computed by reference to the Lender Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

          (b) in the case of any Settlement Period in respect of which Yield is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

          (c) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

          "SHARES" means, in respect of any Fund, the Class B shares, Class F shares and Class H shares of such Fund, together with all other shares or capital stock of such Fund which are issued on a deferred sales charge basis and which have a sales load structure substantially similar to that of the Class B shares, Class F shares or Class H shares, PROVIDED, THAT, for the avoidance of doubt the Class C shares of any Fund shall not be deemed to constitute "Shares".

          "SIPA" means the Securities Investor Protection Act of 1970, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

          "SUBSIDIARY" means, in respect of a referenced Person another Person which is directly or indirectly through one or more of its Subsidiaries, controlled by such referenced Person. The terms "control," "controlling," "controlled" and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "TOTAL COMMITMENT" means $150,000,000 as such amount may be reduced pursuant to Section 2.10 of the Credit Agreement. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

          "TRANSFER AGENT" means, in respect of the Shares of any Fund at any time, the Person who acts at such time as the transfer agent for such Fund in respect of such Shares or any successor transfer agent for such Fund.

          "UCC" means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

          "UNDERTAKING" means the Undertaking dated as of the date hereof among the Agent, the Parent and the Advisors, as the same may from time to time be amended, supplemented, waived or modified.

          "U.S. GOVERNMENT SECURITIES" means any securities which are direct obligations of, or obligations the principal and interest on are unconditionally guaranteed by the United

States of America.

          "YEAR 2000 PROBLEM" means in respect of any Person the risk that computer applications used by such Person may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, during and after the year 2000.

          "YIELD" means for each Advance for each Settlement Period:

               (i) for each day during such Settlement Period to the extent such Advance will be funded on such day by CRC through the issuance of commercial paper notes,

                      LR x  P  + LF
                           ---
                              360

               (ii) for each day during such Settlement Period to the extent such Advance will not be funded on such day by the issuance of commercial paper notes,

                      AR x  P  + LF
                           ---
                              360

          where:

          AR   =      the Assignee Rate for such Advance for such Settlement
                      Period

          P    =      the outstanding principal amount of such Advance on such
                      day

          LR   =      the Lender Rate for such Advance on such day

          LF   =      the Liquidation Fee, if any, for such Advance for such
                      Settlement Period;

          PROVIDED, FURTHER, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                                                                       EXHIBIT A



                                [FORM OF ADVANCE NOTE]


$__________                             _________, ____


          FOR VALUE RECEIVED, on the Maturity Date (as defined in the Advance Agreement hereinafter referred to) of each Advance made by the [Lender] [Secondary Lender] to the undersigned (the "Borrower") pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of [INSERT NAME OF LENDER OR SECONDARY LENDER] (together with its successors and assigns the ["Lender"] ["Secondary Lender"]) the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Lender] [Secondary Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

          This promissory note is an Advance Note referred to in the Revolving Credit Agreement dated as of April 12, 1999 (as from time to time amended, the "Credit Agreement") among the Borrower, [the Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        LIBERTY FUNDS GROUP LLC


                                        By:  Liberty Financial Services, Inc.,
                                             Its Sole Member


                                        By:_____________________________
                                        Name:
                                        Title:
13620.110 #69659

                                   SCHEDULE I
                                  TO EXHIBIT A


     This Advance Note evidences Advances made by [INSERT NAME OF LENDER OR SECONDARY LENDER], (the ["Lender"] ["Secondary Lender"]) under the Revolving Credit Agreement dated as of April 12, 1999 among LIBERTY FUNDS GROUP LLC, the [Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:




             PRINCIPAL       PRINCIPAL           PRINCIPAL
             AMOUNT          AMOUNT PAID         BALANCE             NOTATION
  DATE       ADVANCED        OR PREPAID          OUTSTANDING            BY___

                                                                       EXHIBIT B

                            LIBERTY FUNDS GROUP LLC
                            One Financial Center
                            Boston, Massachusetts  02111


                    Citicorp North America, Inc.,

                    as Agent

                    [ADDRESS]



                                                         NOTICE OF BORROWING

          This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit Agreement dated as of April 12, 1999, among CORPORATE RECEIVABLES CORPORATION, as lender (the "Lender"), CITIBANK, N.A. the other banks parties thereto, CITICORP NORTH AMERICA, INC., as agent and LIBERTY FUNDS GROUP LLC, as borrower (the "Borrower") (as the same may from time to time be amended, supplemented, waived or modified, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

          1. The Borrower hereby requests that on _____________, ____ (the "Borrowing Date") it receive an advance under the Credit Agreement in the principal amount of _____________ Dollars ($_______).

          2. The Borrower hereby gives notice of its request for such Advance to the Agent pursuant to Section 2.02 of the Credit Agreement and requests the Lender or the Secondary Lenders to remit, or cause to be remitted, the proceeds thereof to [the Borrower's Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

          3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof, (iv) the conditions precedent to the making of the proposed Advance set forth in Article III of the Credit Agreement have been fully satisfied and (v) immediately after giving effect to such advance the Borrowing Base Test will be complied with.

          WITNESS my hand on this ____ day of _________, ____.


                    LIBERTY FUNDS GROUP LLC

                    By:  Liberty Financial Services, Inc.,
                         Its Sole Member


                    By:_____________________________
                    Name:
                    Title:

                                                                       EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Revolving Credit Agreement dated as of April 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CORPORATE RECEIVABLES CORPORATION (together with its successors and assigns, the "Lender"), CITIBANK, N.A. (Citibank, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement, the "Secondary Lenders"), CITICORP NORTH AMERICA, INC., as agent for the under and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and LIBERTY FUNDS GROUP LLC (together with its permitted successors and assigns, the "Borrower"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's Secondary Lender Commitment and Percentage and the Assignor's portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Secondary Lender Commitment" and the Assignee's "Percentage" will be as set forth on Schedule I hereto.

          2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Assigned Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Parent, the Borrower, the Distributor, , any Advisor or any other Person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

         1.

          The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended;
(vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms 4224 (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person's trade or business in the United States; and
(viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Code).

        3. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

        4. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Facility Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.

        5. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

        6. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

        7. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                      Schedule I

Percentage interest
transferred by Assignor:                      ___%

Assignee's "Secondary Lender Commitment":    $___

Assignee's "Percentage"                       ___%

Assignor:                                     [INSERT NAME OF ASSIGNOR],
                                                  as Assignor,

                                              By:____________________________
                                                  Authorized Signatory,

Assignee:                                     [INSERT NAME OF ASSIGNEE]
                                                  as Assignee

                                              By:_____________________________
                                                  Authorized Signatory,

Accepted, Consented to and
Acknowledged this ___ day of
_______________, ____

CITICORP NORTH AMERICA, INC.,
 as Agent

          By:________________________________
               Authorized Signatory


LIBERTY FUNDS GROUP LLC

By:  Liberty Financial Services, Inc.
     Its Sole Member


     By:___________________________
        Authorized Signatory

           13620.100 #69659